Exhibit 99.1

News Release

FIS Updates First Quarter 2020 Financial Guidance Based on Impact of COVID-19

JACKSONVILLE Fla., April 13, 2020 - FIS™ (NYSE:FIS), a global leader in financial services technology, today updates its first quarter 2020 financial guidance based on impacts of COVID-19.

FIS has been carefully monitoring and assessing the effects of COVID-19 as conditions continue to evolve, and our thoughts are with the individuals and families who have been affected by the virus.

The company has focused on the health and safety of its employees and local communities, and prioritized investments and products that help address the needs of our clients during this unprecedented time. As a critical infrastructure provider, FIS continues to serve our clients around the globe.

Our clients and communities have urgent needs, and FIS is doing its part to enable merchants and financial institutions by facilitating the distribution of funds from government relief programs in the U.S. and U.K. in support of our clients. We are leveraging our Real-Time Lending service to enable financial institutions to process loans under the CARES Act, and we are issuing additional prepaid Electronic Benefits Transfer (EBT) cards to help families safely receive their government benefits. FIS is waiving monthly minimum fees for the month of April for its U.S. and U.K. merchant clients and providing other value-added services for free, including virtual terminals to enable our merchants and retailers to easily accept secure phone and Card Not Present transactions. FIS also created a COVID-19 Online Resource Center to provide its clients with options and information to adapt and rebound in the face of COVID-19. The company will continually update the site with new offers of assistance during the current health crisis.

Prior to the impacts from COVID-19 spreading across the globe, FIS achieved strong revenue growth. As U.S. and foreign governmental authorities imposed social distancing, shelter-in-place or total lock-down orders, spending declined, most notably in travel, restaurants, entertainment, and retail, resulting in a rapid deterioration in payments volume and transaction trends on a worldwide basis beginning in March, 2020 which adversely impacted revenue in our payments businesses that earn transaction based fees. Consequently, we now estimate that we will generate revenue of $3,060 to $3,080 million during the first quarter of 2020, which represents an increase of approximately 49% to 50% over the prior year period, primarily due to the acquisition of Worldpay. Organic revenue growth is estimated to be 1% to 2% during the first quarter of 2020, including approximately $20 million in anticipated negative foreign exchange impact. We had previously projected revenue of $3,180 to $3,210 million during the first quarter of 2020, representing an increase of approximately 55% to 56% over the prior year period. Organic revenue growth was previously estimated to be 5% to 6% during the first quarter of 2020, including approximately $10 million in anticipated negative foreign exchange impact.

During the first quarter of 2020, we now estimate that our Merchant Solutions segment revenue will increase significantly over the prior year period, primarily due to the acquisition of Worldpay, with organic growth estimated to be approximately flat; our Banking Solutions segment revenue will increase approximately 7% over the prior year period with organic growth estimated to be approximately 1%; and our Capital Market Solutions segment revenue will increase approximately 9% over the prior year period with organic growth estimated to be approximately 7%. Segment revenue growth is primarily being impacted by declines in payment processing volumes within our Merchant Solutions segment as well as lower issuer processing, debit network and account transaction volumes within our Banking Solutions segment.

In response to COVID-19, we are taking several actions to manage discretionary expenses and achieve cost synergies, including limiting travel, reducing incentive compensation and decreasing third-party spending as well as accelerating automation and functional alignment across the organization.

During the first quarter of 2020, we now estimate that we will generate Diluted EPS of $(0.10) to $0.00 as compared to $0.45 in the prior year period and Adjusted EPS of $1.26 to $1.28 as compared to $1.16 in the prior year period. We had previously projected Diluted EPS of $(0.15) to $0.00 and Adjusted EPS of $1.30 to $1.34 during the first quarter of 2020.

While we remain confident in the long-term fundamentals of our business, due to the speed at which the COVID-19 situation is developing and the unknown duration of this pandemic event, we are withdrawing our Full-Year 2020 financial guidance. We anticipate providing further updates and details on our first quarter 2020 earnings call.

About FIS
FIS is a leading provider of technology solutions for merchants, banks and capital markets firms globally. Our over 55,000 people are dedicated to advancing the way the world pays, banks and invests by applying our scale, deep expertise and data-driven insights. We help our clients use technology in innovative ways to solve business-critical challenges and deliver superior experiences for their customers. Headquartered in Jacksonville, Florida, FIS is a Fortune 500® company and is a member of Standard & Poor’s 500® Index.

To learn more, visit www.fisglobal.com. Follow FIS on Facebook, LinkedIn and Twitter (@FISGlobal).

FIS Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting in the United States. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to estimates of financial results in accordance with GAAP in this press release, we have provided estimates of organic revenue growth and adjusted EPS, which are non-GAAP financial measures. These projections reflect management’s current estimates and are subject to change pending finalization, and actual results could differ materially as we finalize such results.

We believe these non-GAAP measures help investors better understand the underlying fundamentals of our business. As further described below, the non-GAAP revenue measures presented eliminate items management believes are not indicative of FIS’ operating performance. The organic revenue growth measures adjust for the effects of exchange rate fluctuations, as well as for acquisitions and divestitures, giving investors further insight into our performance. For these reasons, management also uses these non-GAAP measures in its assessment and management of FIS’ performance.

Organic revenue growth is constant currency revenue, as defined below, for the current period compared to a revenue base for the prior period, which is adjusted to add pre-acquisition revenue of acquired businesses for a portion of the prior year matching the portion of the current year for which the business was owned, and to subtract pre-divestiture revenue for divested businesses for the portion of the prior year matching the portion of the current year for which the business was not owned, for any acquisitions or divestitures by FIS.

Constant currency revenue represents reported revenue excluding the impact of fluctuations in foreign currency exchange rates in the current period.

Adjusted EPS, or Adjusted net earnings per diluted share, reflects adjusted net earnings, as defined below, from continuing operations divided by weighted average diluted shares outstanding.

Adjusted net earnings excludes the impact of certain costs and other transactions which management deems non-operational in nature, the removal of which improves comparability of operating results across reporting periods. It also excludes the impact of acquisition-related purchase accounting amortization and equity method investment earnings (loss), both of which are recurring.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. Further, FIS’ non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures, including footnotes describing the specific adjustments, are provided in the attached schedules and in the Investor Relations section of the FIS website, www.fisglobal.com.

Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about anticipated financial outcomes, including any earnings guidance of the Company, projected revenue or expense synergies, business and market conditions, outlook, foreign currency exchange rates, expected dividends and share repurchases, the Company’s sales pipeline and anticipated profitability and growth, as well as other statements about our expectations, beliefs, intentions, or strategies regarding the future, are forward-looking statements. These statements relate to future events and our future results, and involve a number of risks and uncertainties. Further, the estimated GAAP and non-GAAP financial performance included in this press release reflects management’s current expectations. We have provided an estimated range for these metrics, but we have not yet completed the closing procedures for the quarter and our independent registered public accounting firm has not yet reviewed the financial statements for this period or the estimates in this press release. Accordingly, our estimated results for this period reflect management’s current expectations and are subject to change pending finalization, and actual results could differ materially as we finalize such results. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Any statements that refer to assumptions, beliefs, estimates, expectations, projections or other characterizations of future events or circumstances and other statements that are not historical facts are forward-looking statements.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties that forward-looking statements are subject to include the following, without limitation:

•the outbreak of the novel coronavirus (“COVID-19”) and measures to reduce its spread, including the impact of governmental or voluntary actions such as business shutdowns and stay-at-home orders;
•changes in general economic, business and political conditions, including those resulting from COVID-19 or other pandemics, intensified international hostilities, acts of terrorism, changes in either or both the United States and international lending, capital and financial markets and currency fluctuations;
•the risk of losses in the event of defaults by merchants (or other parties) to which we extend credit in our card settlement operations or for any chargeback liability;
•the risk that the Worldpay transaction will not provide the expected benefits or that we will not be able to achieve the cost or revenue synergies anticipated;
•the risks of doing business internationally;
•the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including privacy and cybersecurity laws and regulations;
•the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in, or new laws or regulations affecting, the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;
•changes in the growth rates of the markets for our solutions;
•failures to adapt our solutions to changes in technology or in the marketplace;
•internal or external security breaches of our systems, including those relating to unauthorized access, theft, corruption or loss of personal information and computer viruses and other malware affecting our software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;
•failure to comply with applicable requirements of payment networks or changes in those requirements;
•fraud by merchants or bad actors; and
•other risks detailed under “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our other filings with the Securities and Exchange Commission.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Reconciliation

	Three months ended
	March 31, 2020
	Low	High
Consolidated estimated GAAP revenue growth	49%	50%
Estimated adjustments (1)	(48)%	(48)%
Consolidated estimated organic revenue growth	1%	2%

Diluted estimated EPS	$(0.10)	$0.00
Estimated adjustments (2)	$1.36	$1.28
Adjusted estimated EPS	$1.26	$1.28

(1)Estimated adjustments to the prior year period needed to create a comparable base year for organic revenue growth include the addition of pre-acquisition revenue associated with the acquisition of Worldpay, Inc. and the purchase of majority interest in Virtus Partners. Estimated adjustments for the first quarter 2020 include the addition or subtraction of revenue associated with foreign currency translation. The effect of the foregoing estimated adjustments are shown on a combined basis. FIS adjusted combined organic revenue in the prior year base period was $3,045 million.

(2)Estimated adjustments for the first quarter 2020 include purchase accounting amortization, acquisition, integration and other costs, equity method investment earnings (loss) and other items, net of tax impact. Adjusted EPS in the prior year base was $1.16. Our assumed annual effective tax rate is 14% for the first quarter of 2020.

Three months ended
March 31, 2020

Merchant Solutions estimated GAAP revenue growth	1364%
Estimated adjustments (3)	(1364)%
Merchant Solutions estimated organic revenue growth	—%

Banking Solutions estimated GAAP revenue growth	7%
Estimated adjustments (3)	(6)%
Banking Solutions estimated organic revenue growth	1%

Capital Market Solutions estimated GAAP revenue growth	9%
Estimated adjustments (4)	(2)%
Capital Market Solutions estimated organic revenue growth	7%

(3)Estimated adjustments to the prior year period needed to create a comparable base year for organic revenue growth include the addition of pre-acquisition revenue associated with the acquisition of Worldpay, Inc. Estimated adjustments for the first quarter 2020 include the addition or subtraction of revenue associated with foreign currency translation. The effect of the foregoing estimated adjustments are shown on a combined basis. Merchant Solutions segment adjusted combined organic revenue in the prior year base period was $951 million, and Banking Solutions segment adjusted combined organic revenue in the prior year base period was $1,504 million.

(4)Estimated adjustments to the prior year period needed to create a comparable base year for organic revenue growth include the addition of pre-acquisition revenue associated with the purchase of majority interest in Virtus Partners. Estimated adjustments for the first quarter 2020 include the addition or subtraction of revenue associated with foreign currency translation. The effect of the foregoing estimated adjustments are shown on a combined basis. Capital Market Solutions segment adjusted combined organic revenue in the prior year base period was $591 million.

For More Information

Ellyn Raftery, 904.438.6083	Nathan Rozof, CFA, 904.438.6918
Chief Marketing Officer	Executive Vice President
FIS Global Marketing and Corporate Communications	FIS Corporate Finance and Investor Relations
Ellyn.Raftery@fisglobal.com	Nathan.Rozof@fisglobal.com